                                                                    EXHIBIT 99.1

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                      ANNOUNCES FIRST QUARTER 2005 RESULTS

NEW YORK, NEW YORK, APRIL 26, 2005 -- Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) announced its results today for the first quarter of 2005.

Revenues for the first quarter of 2005 were $38.7 million, compared to $44.5 million in the prior year's quarter. Operating loss for the first quarter was $(19.8) million, compared to an operating loss of $(16.5) million for the first quarter of 2004. Operating income before depreciation and amortization, and the amortization of non-cash equity compensation ("OIDA") for the first quarter of 2005 was a loss of $(14.9) million, compared to OIDA of $(13.4) million in the same period last year. Loss per share from continuing operations was $(0.37) for the first quarter of 2005, compared to a loss per share from continuing operations of $(0.39) in the first quarter of 2004.

Susan Lyne, President and Chief Executive Officer, said: "2005 has started off as we expected with the Company seeing momentum both from the strength of our brand and Martha's return. Importantly, Martha's return has energized the entire Company, and customers have enthusiastically welcomed her home. We thank them, our corporate partners and advertisers for their continued support.

"We see early signs of improvement in our core publishing business, and while this will not be an overnight recovery, we believe this trend will continue over the long term. In particular, we are pleased by positive circulation trends and an increase in advertising pages in recent issues of our flagship Martha Stewart Living magazine, which we expect to achieve advertising page growth in excess of 30% in the second quarter. Everyday Food also continues to show strength in advertising and circulation. Station demand and advertiser interest for our new nationally syndicated daily television show is strong, with the show now cleared in 90% of the U.S. markets. Importantly, we have also deepened our management team with the addition of several executives - all of whom bring a high level of industry expertise to the company.


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"Our recent announcements of exclusive deals with SIRIUS Satellite Radio to launch the first channel dedicated to women's lifestyles and with Warner Home Video to distribute a full line of how-to DVDs demonstrate our ability to leverage the brand, our content, and our strong consumer relationships to create long-term value. Both partnerships present a tremendous opportunity to make our content more accessible to our loyal customer base and reach out to a new audience.

"Recent awards for our television shows and magazines validate the consistently high level of quality and creativity MSO brings to all of its products. The National Magazine Awards for Martha Stewart Weddings and Kids: Fun Stuff To Do Together as well as three Daytime Emmy nominations are tremendous accomplishments for our company and represent the extraordinary talent of our employees."

FIRST QUARTER 2005 RESULTS BY SEGMENT

PUBLISHING

Revenues in the first quarter of 2005 were $25.4 million, compared to $23.9 million in the first quarter of 2004. The increase in revenue was driven by higher revenue from Everyday Food due to higher advertising rates and increased circulation, as well as from revenue related to Body + Soul, which was acquired in August 2004. These increases were partially offset by more modest declines in advertising revenue in Martha Stewart Living. We expect Martha Stewart Living to achieve an increase in pages in excess of 30% in the second quarter, with revenue growing at a faster pace. Operating loss was $(8.7) million for the first quarter of 2005, compared to an operating loss of $(3.8) million in the first quarter of 2004. OIDA was a loss of $(7.7) million, compared to a loss of $(3.7) million in the first quarter of 2004. The increased operating loss in the quarter was due principally to losses related to Body + Soul magazine, higher circulation costs in Martha Stewart Living due in part to a change in timing of certain direct mail campaigns and certain non-recurring expenses in the quarter. Having peaked in 2004, losses related to Everyday Food have begun to decline as a result of increasing advertising and circulation revenue as well as lower subscriber acquisition costs.

TELEVISION

Revenues in the first quarter of 2005 were $0.8 million, compared to $4.2 million in the first quarter of 2004. Operating loss for the first quarter of 2005 was $(2.3) million, compared to an operating loss of $(1.9) million in the first quarter of 2004. OIDA was a loss of $(2.2) million for the first quarter of 2005, compared to a loss of $(1.9) million in the prior year's first quarter. The decline in revenue was


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
primarily related to the absence of our daily syndicated show, which stopped airing in syndication in September 2004. In September 2005, we will begin airing our new nationally syndicated daily show. Production on this new series will commence in the second quarter. The first quarter comparisons were also impacted by the expiration of certain cable television agreements in 2004.

MERCHANDISING

Revenues in the first quarter of 2005 were $9.4 million, compared to $10.8 million in the first quarter of 2004. The revenue decline was due to lower sales from our Martha Stewart Everyday product line, with sales declines in home and paint product lines partially offset by increases in sales of garden and housewares products. First-quarter 2005 operating income was $5.8 million, compared to $6.5 million in the first quarter of 2004. OIDA was $6.1 million in the current period, compared to $6.7 million in the prior year's quarter. In May, we will be expanding the Martha Stewart Everyday product line to include a new line of ready-to-assemble furniture. This product line will feature 42 new SKU's with furniture for the bedroom, kitchen and living room.

INTERNET/DIRECT COMMERCE

Revenues in the first quarter of 2005 were $3.1 million, compared to $5.6 million in the same period a year ago. The quarter reflects sales from the wind-down of our catalog-related operations and strong results from our flowers business - marthasflowers.com. Although small, this business represents a profitable growth opportunity for the company. Operating loss was $(1.5) million for the first quarter of 2005, compared to $(2.7) million in the first quarter of 2004. OIDA was a loss of $(1.2) million in the first quarter of 2005, compared to a loss of $(2.4) million in the first quarter of 2004. The quarter reflects continued investment in the content portion of this segment. We expect the losses in the business segment to moderate throughout the year, principally due to a declining cost structure.

CORPORATE EXPENSES

Corporate expenses, including depreciation and amortization and the amortization of non-cash equity compensation, was $13.1 million, compared to $14.6 million in the prior year's quarter. Corporate overhead, before depreciation and amortization and the amortization of non-cash equity compensation, was $9.9 million for the first quarter of 2005, compared to $12.0 million in the first quarter of 2004. The year-over-year improvement in OIDA was principally driven by lower professional fees in the quarter.


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
TRENDS AND OUTLOOK

James Follo, Chief Financial and Administrative Officer, commented: "Trends in our business are expected to improve as the year progresses, reflecting improved advertising revenue and the September 2005 launch of the syndicated television program as well as moderating losses in the Internet/Direct Commerce segment. Our balance sheet remains strong with $147 million in cash and short-term investments. For the second quarter of 2005, we expect to report an operating loss of approximately $31 million, including a non-cash charge of approximately $15 million related to the expected vesting of certain previously issued warrants granted in connection with the production of our syndicated television program. We expect to report an OIDA loss in the second quarter of approximately $12 million, compared to an OIDA loss in the second quarter of 2004 of approximately $15 million."

BASIS OF PRESENTATION

The Company believes OIDA is an appropriate measure when evaluating the operating performance of its business segments and the Company on a consolidated basis. OIDA is used externally by the Company's investors, analysts, and industry peers. OIDA is among the primary metrics used by management for planning and forecasting of future periods, and is considered an important indicator of the operational strength of the Company's businesses. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. The Company believes OIDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows, and other measures of financial performance prepared in accordance with generally accepted accounting principles ("GAAP"). As OIDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similarly titled measures employed by other companies. A reconciliation of OIDA to operating income (loss) is provided in the financial statements included with this release.

Martha Stewart Living Omnimedia, Inc. (MSO) is a leading provider of original "how-to" information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSO is organized into four business segments:
Publishing, Television, Merchandising, and Internet/Direct Commerce. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.


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The Company will host a conference call with analysts and investors at 12:00
p.m. ET that will be broadcast live over the Internet at www.marthastewart.com/ir.

                                       ###

We have included in this press release certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as "may," "will," "should," "could", "expects," "intends," "plans," "anticipates," "believes," "estimates," "potential" or "continue" or the negative of these terms or other comparable terminology. The Company's actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; an adverse resolution to the pending SEC enforcement proceeding against Ms. Stewart arising from her personal sale of non-Company stock; adverse resolution of some or all of the Company's ongoing litigation; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company's industries. Certain of these and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, especially under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

CONTACT: Investors - Howard Hochhauser, VP Finance and Investor Relations of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media - Elizabeth Estroff, AVP, Corporate Communications, of Martha Stewart Living Omnimedia, Inc., 212-827-8281.


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
                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                          Three Months Ended March 31,
                    (in thousands, except per share amounts)

                                                                                   2005                 2004               % change
                                                                                 --------             --------             --------
REVENUES

     Publishing                                                                  $ 25,355             $ 23,922                  6.0%
     Television                                                                       797                4,177                -80.9%
     Merchandising                                                                  9,392               10,789                -12.9%
     Internet/Direct Commerce                                                       3,122                5,613                -44.4%
                                                                                 --------             --------             --------
         Total revenues                                                            38,666               44,501                -13.1%
                                                                                 --------             --------             --------

OPERATING COSTS AND EXPENSES

     Production, distribution and editorial                                        23,565               28,940                 18.6%
     Selling and promotion                                                         16,579               13,448               -23.3%
     General and administrative                                                    13,398               15,523                 13.7%
     Amortization of non-cash equity compensation                                   3,219                1,455               -121.2%
     Depreciation and amortization                                                  1,687                1,674                 -0.8%
                                                                                 --------             --------             --------
         Total operating costs and expenses                                        58,448               61,040                  4.2%
                                                                                 --------             --------             --------

OPERATING LOSS                                                                    (19,782)             (16,539)               -19.6%

     Interest income, net                                                             769                  362                   nm
                                                                                 --------             --------             --------

LOSS BEFORE INCOME TAXES                                                          (19,013)             (16,177)               -17.5%

     Income tax provision                                                             (23)              (3,143)                99.3%
                                                                                 --------             --------             --------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM
DISCONTINUED OPERATIONS                                                           (19,036)             (19,320)                 1.5%
                                                                                 --------             --------             --------

Loss from discontinued operations                                                    (132)                (161)                18.0%
                                                                                 --------             --------             --------

NET LOSS                                                                         $(19,168)            $(19,481)                 1.6%
                                                                                 ========             ========             ========

LOSS PER SHARE - BASIC AND DILUTED

     Loss from continuing operations                                             $  (0.37)            $  (0.39)
     Loss from discontinued operations                                              (0.00)               (0.00)
                                                                                 --------             --------
     Net loss                                                                    $  (0.38)            $  (0.39)
                                                                                 ========             ========

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                                                         50,863               49,464
     Diluted                                                                       50,863               49,464


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
                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                          Three Months Ended March 31,
                                 (in thousands)

                                                                                      2005               2004              % change
                                                                                    --------           --------            --------
REVENUES


  Publishing                                                                        $ 25,355           $ 23,922                 6.0%
  Television                                                                             797              4,177               -80.9%
  Merchandising                                                                        9,392             10,789               -12.9%
  Internet/Direct Commerce                                                             3,122              5,613               -44.4%
                                                                                    --------           --------            --------
     Total revenues                                                                   38,666             44,501               -13.1%
                                                                                    --------           --------            --------
OPERATING (INCOME) LOSS BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                                                          (7,692)            (3,735)             -105.9%
  Television                                                                          (2,162)            (1,890)              -14.4%
  Merchandising                                                                        6,101              6,692                -8.8%
  Internet/Direct Commerce                                                            (1,248)            (2,436)               48.8%
                                                                                    --------           --------            --------
Operating Loss before Depreciation and Amortization                                   (5,001)            (1,369)                 nm
         and Corporate Expense
  Corporate Expense                                                                   (9,875)           (12,041)               18.0%
                                                                                    --------           --------            --------
Operating Loss before Depreciation and Amortization                                  (14,876)           (13,410)              -10.9%

  Amortization of non-cash equity compensation                                        (3,219)            (1,455)                 nm
  Depreciation and amortization                                                       (1,687)            (1,674)               -0.8%
                                                                                    --------           --------            --------

OPERATING LOSS                                                                       (19,782)           (16,539)              -19.6%

  Interest income, net                                                                   769                362               112.4%
                                                                                    --------           --------            --------

LOSS BEFORE INCOME TAXES                                                             (19,013)           (16,177)              -17.5%


Income tax provision                                                                     (23)            (3,143)                 nm
                                                                                    --------           --------            --------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM
DISCONTINUED OPERATIONS                                                              (19,036)           (19,320)                1.5%
                                                                                    --------           --------            --------

Loss from discontinued operations                                                       (132)              (161)              -18.0%
                                                                                    --------           --------            --------
NET LOSS                                                                            $(19,168)          $(19,481)                1.6%
                                                                                    ========           ========            ========


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
                      Martha Stewart Living Omnimedia, Inc.
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)

                                                                                                  March 31,             December 31,
                                                                                                    2005                   2004
                                                                                                  ---------              ---------
ASSETS
CURRENT ASSETS
       Cash and cash equivalents                                                                  $  85,071              $ 104,647
       Short-term investments                                                                        61,930                 35,309
       Accounts receivable, net                                                                      13,840                 31,332
       Inventories, net                                                                               3,864                  5,229
       Income taxes receivable                                                                        5,107                  6,321
       Other current assets                                                                           2,867                  3,573
                                                                                                  ---------              ---------
                       TOTAL CURRENT ASSETS                                                         172,679                186,411
PROPERTY, PLANT, AND EQUIPMENT, net                                                                  15,966                 17,175
INTANGIBLE ASSETS, net                                                                               54,130                 54,264
OTHER NONCURRENT ASSETS                                                                               6,816                  6,828
                                                                                                  ---------              ---------

                       TOTAL ASSETS                                                               $ 249,591              $ 264,678
                                                                                                  =========              =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
       Accounts payable and accrued liabilities                                                   $  20,337              $  25,604
       Accrued payroll and related costs                                                              5,985                  9,407
       Income taxes payable                                                                             403                    412
       Current portion of deferred subscription income                                               29,844                 27,160
                                                                                                  ---------              ---------
                       TOTAL CURRENT LIABILITIES                                                     56,569                 62,583
                                                                                                  ---------              ---------

DEFERRED SUBSCRIPTION INCOME                                                                          7,797                  7,668
DEFERRED ROYALTY REVENUE                                                                              3,750                  3,438
OTHER NONCURRENT LIABILITIES                                                                          3,273                  3,361
                                                                                                  ---------              ---------
                      TOTAL LIABILITIES                                                              71,389                 77,050
                                                                                                  ---------              ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
    Class A common stock, $0.01 par value, 350,000 shares authorized:
      22,493 and 21,660 shares issued in 2005 and 2004, respectively                                    225                    217
    Class B common stock, $0.01 par value, 150,000 shares authorized:
      29,123 shares outstanding in 2005 and 2004                                                        291                    291
    Capital in excess of par value                                                                  214,694                196,781
    Unamortized restricted stock                                                                    (10,972)                (2,793)
    Accumulated deficit                                                                             (25,261)                (6,093)
                                                                                                  ---------              ---------
                                                                                                    178,977                188,403
    Less class A treasury stock - 59 shares at cost                                                    (775)                  (775)
                                                                                                  ---------              ---------
                      TOTAL SHAREHOLDERS' EQUITY                                                    178,202                187,628
                                                                                                  ---------              ---------
                      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $ 249,591              $ 264,678
                                                                                                  =========              =========


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
                      Martha Stewart Living Omnimedia, Inc.
       Supplemental Disclosures Regarding Non- GAAP Financial Information
                          Three Months Ended March 31,
                                 (in thousands)

        The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including the amortization of non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                                                                  2004            2003
                                                                                                --------        --------
OPERATING INCOME (LOSS)
  Publishing                                                                                    $ (8,718)       $ (3,848)
  Television                                                                                      (2,272)         (1,947)
  Merchandising                                                                                    5,815           6,489
  Internet/Direct Commerce                                                                        (1,509)         (2,679)
                                                                                                --------        --------
     Operating Loss before Corporate Expenses                                                     (6,684)         (1,985)
Corporate Expenses                                                                               (13,098)        (14,554)
                                                                                                --------        --------

     TOTAL OPERATING LOSS                                                                        (19,782)        (16,539)
                                                                                                --------        --------

DEPRECIATION AND AMORTIZATION
  Publishing                                                                                         247              62
  Television                                                                                          46              57
  Merchandising                                                                                      209             190
  Internet/Direct Commerce                                                                           252             243
  Corporate Expenses                                                                                 933           1,122
                                                                                                --------        --------
    TOTAL DEPRECIATION AND AMORTIZATION                                                            1,687           1,674
                                                                                                --------        --------

AMORTIZATION OF NON-CASH EQUITY COMPENSATION
  Publishing                                                                                         779              51
  Television                                                                                          64              --
  Merchandising                                                                                       77              13
  Internet/Direct Commerce                                                                             9              --
  Corporate Expenses                                                                               2,290           1,391
                                                                                                --------        --------
    TOTAL AMORTIZATION OF NON-CASH EQUITY COMPENSATION                                             3,219           1,455
                                                                                                --------        --------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND
AMORTIZATION OF NON-CASH EQUITY COMPENSATION
  Publishing                                                                                      (7,692)         (3,735)
  Television                                                                                      (2,162)         (1,890)
  Merchandising                                                                                    6,101           6,692
  Internet/Direct Commerce                                                                        (1,248)         (2,436)
                                                                                                --------        --------
  Operating Loss before Depreciation and Amortization,
   Amortization of Non-Cash Equity Compensation and before
   Corporate Expenses                                                                             (5,001)         (1,369)
  Corporate Expenses                                                                              (9,875)        (12,041)
                                                                                                --------        --------
OPERATING LOSS BEFORE DEPRECIATION AND AMORTIZATION AND
   AMORTIZATION OF NON-CASH EQUITY COMPENSATION                                                 $(14,876)       $(13,410)
                                                                                                ========        ========


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